Exhibit 99.1

NEWS RELEASE

Contacts:	Select Energy Services
Chris George — VP, Investor Relations & Treasurer
(713) 296-1073
IR@selectenergyservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com

SELECT ENERGY SERVICES ANNOUNCES EXECUTIVE ADDITION

HOUSTON, TX — May 14, 2018 — Select Energy Services, Inc. (NYSE: WTTR) (“Select” or “the Company”), a leading provider of total water management and chemical solutions to the North American unconventional oil and gas industry, today announced the appointment of Nicholas (“Nick”) L. Swyka as Senior Vice President and Chief Financial Officer, succeeding Gary Gillette, who has been named Senior Vice President and Chief Administrative Officer, effective May 15, 2018.  The Company also announced the promotion of Chris George to Vice President, Investor Relations and Treasurer.

Since 2015, Mr. Swyka has served as Director of Investor Relations and Corporate Development at Nabors Industries (NYSE: NBR).  Prior to Nabors, he served as Director of Corporate Planning at Pacific Drilling from 2011 until 2015.  Prior to that, he worked as a consultant with McKinsey & Company from 2008 to 2011, specializing in high-level strategic and operational challenges and opportunities in the energy industry.  Swyka received his B.S. in International Political Economy from the Georgetown University School of Foreign Service and an M.B.A. from the University of Texas at Austin.  Prior to pursuing his M.B.A., he worked on Capitol Hill with the United States House of Representatives.

Holli Ladhani, President and CEO, stated, “We are very pleased to welcome Nick to the Select Energy management team.  I am confident that his strong financial expertise and extensive involvement in the oilfield services industry, as well as his experience working with capital markets, will be a valuable asset to the Company.  I am also pleased to have Gary take on the new role of Chief Administrative Officer where his outstanding organizational skills and substantial technology and operational background will help Select become more efficient as we continue to execute on our future growth objectives.”

About Select Energy Services, Inc.

Select is a leading provider of total water management and chemical solutions to the North American unconventional oil and gas industry.  Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, and disposal.  Select, under its Rockwater Energy Solutions brand, develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well.  Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States and Western Canada.  For more information, please visit Select’s website, http://www.selectenergyservices.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results.  We have attempted to identify any forward-looking statements by using words such as “expect,” “will,” “estimate” and other similar expressions.  Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 and in any subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K.  Investors should not place undue reliance on our forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

WTTR-PR